Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned directors and/or officers of M&T Bank Corporation, a corporation organized under the laws of the State of New York (the “Corporation”), hereby constitute and appoint René F. Jones, Darren J. King, Laura P. O’Hara, Esq., Sabra M. Baum, Esq., Thomas M. Gordon, Esq., and Stephen T. Wilson, Esq. and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to execute and sign the Registration Statement on Form S-8 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) pursuant to the provisions of the Securities Act of 1933 (the “Securities Act”) by the Corporation in connection with the registration under the Securities Act of shares of the Corporation’s common stock, par value $0.50 per share, to be issued or sold pursuant to the M&T Bank Corporation 2008 Directors’ Stock Plan, as amended, and further to execute and sign any and all supplements and amendments (including post-effective amendments) thereto, and to file the same, with all exhibits and any and all documents required to be filed with respect thereto; and further, in the name and on behalf of the undersigned, hereby granting to such attorneys-in-fact full power and authority to sign any and all additional registration statements relating to the same offering of securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, to execute and sign the same, with all exhibits thereto, and other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulatory organization; and further hereby granting to such attorneys-in-fact and agents, each acting alone, the full power and authority to do and perform every act and thing requisite, necessary or advisable to be done in and about the premises, as fully and to all intents and purposes as any such officer or director might or could do in person, and hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof, with such persons being authorized to take or cause to be taken any and all such further actions in connection therewith in the name and on behalf of the Corporation as they, in their sole discretion, deem necessary or appropriate.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of March 26, 2021.

Signature	Title

/s/ René F. Jones
René F. Jones	Chairman of the Board, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Darren J. King
Darren J. King	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Michael R. Spychala
Michael R. Spychala	Senior Vice President and Controller (Principal Accounting Officer)

/s/ C. Angela Bontempo
C. Angela Bontempo	Director

/s/ Robert T. Brady
Robert T. Brady	Vice Chairman of the Board

/s/ Calvin G. Butler, Jr.
Calvin G. Butler, Jr.	Director

/s/ T. Jefferson Cunningham III
T. Jefferson Cunningham III	Director

/s/ Gary N. Geisel
Gary N. Geisel	Director

/s/ Leslie V. Godridge
Leslie V. Godridge	Director

/s/ Richard S. Gold
Richard S. Gold	President, Chief Operating Officer and Director

/s/ Richard A. Grossi
Richard A. Grossi	Director

/s/ John D. Hawke, Jr.
John D. Hawke, Jr.	Director

/s/ Richard H. Ledgett, Jr.
Richard H. Ledgett, Jr.	Director

/s/ Newton P. S. Merrill
Newton P. S. Merrill	Director

/s/ Kevin J. Pearson
Kevin J. Pearson	Vice Chairman and Director

/s/ Melinda R. Rich
Melinda R. Rich	Director

/s/ Robert E. Sadler, Jr.
Robert E. Sadler, Jr.	Director

/s/ Denis J. Salamone
Denis J. Salamone	Director

/s/ John R. Scannell
John R. Scannell	Director

/s/ David S. Scharfstein
David S. Scharfstein	Director

/s/ Rudina Seseri
Rudina Seseri	Director

/s/ Herbert L. Washington
Herbert L. Washington	Director